Exhibit 99.1

Beacon Roofing Supply Reports First Quarter 2016 Results

•	Record first quarter sales of $976.5 million vs. $596.0 million in prior year (63.8% growth)

•	First quarter organic growth of 11.8% in existing markets (15.3% growth in Residential roofing products)

•	First quarter gross margin improvement of 80 basis points to 23.9% of sales

•	Record first quarter Adjusted EPS of $0.41 vs. $0.26 in prior year (57.7% growth)

•	Completed four acquisitions: Roofing Supply Group (“RSG”), RCI Roofing Supply, Roofing & Insulation Supply and Statewide Wholesale

HERNDON, VA. — (BUSINESS WIRE) — February 5, 2016 — Beacon Roofing Supply, Inc. (the "Company") (NASDAQ: BECN) announced results today for its first quarter ended December 31, 2015 (“Fiscal 2016”).

Paul Isabella, the Company’s President and Chief Executive Officer, stated: “I am extremely pleased about our record first quarter performance, which continued the momentum from last year’s record fourth quarter and has our 2016 fiscal year off to a great start. For our seventh consecutive quarter, all three lines of business grew over the prior year, with residential leading the way with 76.6% growth. We also had solid gross margin growth and effective cost control after eliminating non-recurring acquisition costs. We have made great progress with the integration of RSG and remain on track to achieve expected synergies targets in 2016 and beyond. The additions of RCI, RIS and Statewide in December show that we have the financial and operational capacity to add high-quality companies to our team, and I expect that trend to continue. For the remainder of 2016, we will continue our focus on sales growth, gross margin stability and improved operating leverage, which should build on the momentum created in the first quarter and enable us to deliver strong full year performance and earnings for our shareholders.”

First Quarter

Total sales increased 63.8% to a first quarter record of $976.5 million in 2016, from $596.0 million in 2015. Residential roofing product sales increased 76.6%, non-residential roofing product sales increased 59.4%, and complementary product sales increased 37.3% over the prior year. Existing market sales, excluding acquisitions, increased 11.8% for the quarter. The first quarter of 2016 and 2015 both had the same number of business days.

Net income for the first quarter was $7.1 million, compared to $12.9 million in 2015. The first quarter net income per share was $0.12, compared to $0.26 in 2015. Adjusted Net Income, after removing the impact of non-recurring RSG Acquisition-related costs, was $24.7 million in the first quarter 2016, with Adjusted Net Income Per Share (“Adjusted EPS”) of $0.41 (see included financial tables for a reconciliation of Adjusted Net Income and Adjusted Net Income Per Share). The net income for the quarter was favorably impacted by higher volume and gross margins which improved by 80 basis points over the prior year. This was offset by increased operating expenses driven by the incremental costs associated with the RSG acquisition made this fiscal year.

The Company will host a webcast and conference call today at 10:00 a.m. (EST) to discuss these results. The live webcast of the call, along with a webcast replay after the call, can be accessed at http://ir.beaconroofingsupply.com/events.cfm (the “Events & Presentations” page of the “Investor Relations” section of the Company’s web site). There will be a slide presentation of the results available on that page of the website as well. For those unable to connect to the Internet or who may wish to ask questions, the conference call dial-in number is 720-634-9063. To assure timely access, call participants should call in before 10:00 a.m.

About Beacon Roofing Supply

Founded in 1928, Beacon Roofing Supply, Inc. (NASDAQ: BECN) is the largest publicly traded distributor of residential and commercial roofing materials and complementary building products, operating 356 branches throughout 45 states in the U.S. and six provinces in Canada. To learn more about Beacon and its family of regional brands, please visit www.becn.com.

Forward-Looking Statements: This release contains information about management's view of the Company's future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, those set forth in the "Risk Factors" section of the Company's latest Form 10-K. In addition, the forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point, the Company specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

BECN-F

Beacon Roofing Supply, Inc.
Joseph Nowicki, 571-323-3940
Executive Vice President & Chief Financial Officer
JNowicki@becn.com

Source: Beacon Roofing Supply, Inc.

News Provided by Acquire Media

BEACON ROOFING SUPPLY, INC

Consolidated Statements of Operations

(unaudited; in thousands, except share and per share amounts)

	Three Months Ended December 31,
	2015*		2014
	Amount	% of Net Sales	Amount	% of Net Sales
Net sales	$976,480	100.0%	$596,042	100.0%
Cost of products sold	743,292	76.1%	458,477	76.9%
Gross profit	233,188	23.9%	137,565	23.1%
Operating expenses	206,344	21.1%	113,745	19.1%
Income from operations	26,844	2.7%	23,820	4.0%
Interest expense, financing costs and other	16,256	1.7%	2,655	0.4%
Income before provision for income taxes	10,588	1.1%	21,165	3.6%
Provision for income taxes	3,470	0.4%	8,258	1.4%
Net income	$7,118	0.7%	$12,907	2.2%

Net income per share:
Basic	$0.12		$0.26
Diluted	$0.12		$0.26

Weighted-average shares used in computing net income per share:
Basic	58,972,913		49,428,842
Diluted	59,962,033		50,012,881

*	The first quarter 2016 Consolidated Statements of Operations includes $20.0 million of non-recurring charges, $5.7 million of additional amortization for acquired intangibles, and $3.8 million of interest expense, financing costs and other for the recognition of certain costs related to the RSG acquisition. Management believes the Adjusted Net Income for first quarter 2016 provides a meaningful comparison to prior periods operating results as it adjusts for the impact of the RSG Acquisition.

BEACON ROOFING SUPPLY, INC

Consolidated Balance Sheets

(in thousands)

	December 31, 2015	September 30, 2015	December 31, 2014
ASSETS	(unaudited)	(audited)	(unaudited)
Current assets
Cash and cash equivalents	$32,210	$45,661	$23,337
Accounts receivable, net	489,172	399,732	269,383
Inventories	466,063	320,999	314,670
Prepaid expenses and other current assets	150,384	97,928	76,975
Deferred income taxes	31,938	2,309	14,629
Total current assets	1,169,767	866,629	698,994

Property and equipment, net	145,607	90,405	88,303
Goodwill	1,162,111	496,415	489,325
Intangible assets, net	487,477	87,055	97,273
Other assets, net	1,270	1,233	10,916

TOTAL ASSETS	$2,966,232	$1,541,737	$1,384,811

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$347,205	$244,891	$163,367
Accrued expenses	151,547	124,794	72,738
Borrowings under revolver lines of credit	-	11,240	23,289
Current portion of long-term obligations	14,287	16,320	16,689
Total current liabilities	513,039	397,245	276,083

Senior term loan, net of current portion	722,888	170,200	180,657
Borrowings under revolving lines of credit	343,225	-	-
Deferred income taxes	132,605	68,809	64,165
Long-term obligations under equipment financing and other,
net of current portion	43,322	22,367	34,112
Total liabilities	1,755,079	658,621	555,017

Commitments and contingencies

Stockholders' equity:
Common stock	591	497	494
Undesignated preferred stock	-	-	-
Additional paid-in capital	668,828	345,934	331,068
Retained earnings	564,523	557,405	508,035
Accumulated other comprehensive loss	(22,789)	(20,720)	(9,803)
Total stockholders' equity	1,211,153	883,116	829,794

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,966,232	$1,541,737	$1,384,811

BEACON ROOFING SUPPLY, INC

Consolidated Statements of Cash Flows

(unaudited; in thousands)

	Three Months Ended December 31,
	2015	2014
Operating activities:
Net income	$7,118	$12,907
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,671	8,257
Stock-based compensation	7,179	2,348
Certain interest expense and other financing costs	2,425	271
Gain on sale of fixed assets	(300)	(126)
Deferred income taxes	(333)	47
Adjustment of liability for contingent consideration and other	426	(64)
Changes in assets and liabilities, net of the effects of businesses acquired:
Accounts receivable	95,715	99,643
Inventories	43,514	(861)
Prepaid expenses and other assets	(1,773)	(1,369)
Accounts payable and accrued expenses	(132,967)	(80,864)
Net cash provided by operating activities	44,675	40,189

Investing activities:
Purchases of property and equipment	(2,153)	(3,138)
Acquisition of businesses	(941,156)	(69,746)
Proceeds from sales of assets	229	115
Net cash used in investing activities	(943,080)	(72,769)

Financing activities:
Borrowings under revolving lines of credit, net of repayments	340,750	5,067
Borrowings under term loan, net of repayments	263,250	(2,812)
Borrowings under Senior Notes	300,000	-
Payment of deferred financing costs	(27,813)	-
Repayments under equipment financing facilities and other	(1,367)	(1,412)
Proceeds from exercise of options	8,984	662
Excess tax benefit from stock-based compensation	1,501	53
Net cash used in financing activities	885,305	1,558

Effect of exchange rate changes on cash	(351)	(113)
Net decrease in cash and cash equivalents	(13,451)	(31,135)
Cash and cash equivalents, beginning of period	45,661	54,472
Cash and cash equivalents, end of period	$32,210	$23,337

BEACON ROOFING SUPPLY, INC

Consolidated Sales by Product Line

(unaudited; dollars in millions)

Consolidated Sales by Product Line
	Three Months Ended December 31,
	2015		2014		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$494.0	50.6%	$279.7	46.9%	$214.3	76.6%
Non-residential roofing products	348.2	35.6%	218.5	36.7%	129.7	59.4%
Complementary building products	134.3	13.8%	97.8	16.4%	36.5	37.3%

	$976.5	100.0%	$596.0	100.0%	$380.5	63.8%

Consolidated Sales by Product Line for Existing Markets*
	Three Months Ended December 31,
	2015		2014		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$302.9	48.7%	$262.6	47.2%	$40.3	15.3%
Non-residential roofing products	217.7	35.0%	204.7	36.8%	13.0	6.4%
Complementary building products	101.3	16.3%	89.1	16.0%	12.2	13.6%

	$621.9	100.0%	$556.4	100.0%	$65.5	11.8%

Existing Market Sales By Business Day**
	Three Months Ended December 31,
	2015		2014		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$4.885	48.7%	$4.235	47.2%	$0.650	15.3%
Non-residential roofing products	3.511	35.0%	3.302	36.8%	0.209	6.4%
Complementary building products	1.634	16.3%	1.437	16.0%	0.197	13.7%

	$10.030	100.0%	$8.974	100.0%	$1.056	11.8%

*	Excludes branches acquired during the four quarters prior to the start of the first quarter of Fiscal 2016.
**	There were 62 business days in each of the quarters ended December 31, 2015 and 2014.

BEACON ROOFING SUPPLY INC

Adjusted Net Income and Adjusted Net Income Per Share1

(unaudited; in thousands except per share amounts)

	Three Months Ended December 31,
	2015		2014
	Amount	Per Share	Amount	Per Share
Net income	$7,118	$0.12	$12,907	$0.26
Company adjustments, net of income taxes:
RSG Acquisition costs	17,561	0.29	-	-

Adjusted Net Income	$24,679	$0.41	$12,907	$0.26

(1)	The Company’s management believes that Adjusted Net Income and Adjusted Net Income Per Share (“Adjusted EPS”), which exclude costs related to the RSG acquisition, and incremental amortization of acquired intangibles, are useful to investors because it permits investors to better understand year-over-year changes in underlying operating performance. While management believes Adjusted Net Income and Adjusted Net Income Per Share are useful measures for investors, these are not measurements presented in accordance with United States generally accepted accounting principles (“GAAP”). You should not consider Adjusted Net Income or Adjusted Net Income Per Share in isolation or as a substitute for net income and net income per share or diluted net income per share calculated in accordance with GAAP.

BEACON ROOFING SUPPLY, INC.

Adjusted EBITDA1

(unaudited; in thousands)

	Three Months Ended December 31,
	2015	2014
Net income	$7,118	$12,907
RSG Acquisition costs[2]	15,702	-
Interest expense, net	16,256	2,655
Income taxes	3,470	8,258
Depreciation and amortization	23,671	8,257
Stock-based compensation	7,179	2,348

Adjusted EBITDA	$73,396	$34,425

(1)	Adjusted EBITDA is defined as net income plus interest expense (net of interest income), income taxes, depreciation and amortization, adjustments to contingent consideration, stock-based compensation and non-recurring costs related to the RSG acquisition. EBITDA is a measure commonly used in the distribution industry, and we present Adjusted EBITDA to enhance your understanding of our operating performance. Adjusted EBITDA is used in our bank covenants and we use Adjusted EBITDA as an internal performance measurement and as one criterion for evaluating our performance relative to that of our peers. We believe that Adjusted EBITDA is an operating performance measure that provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets among otherwise comparable companies. Further, we believe that Adjusted EBITDA is a useful measure because it improves comparability of results of operations, since purchase accounting used for acquisitions can render depreciation and amortization non-comparable between periods. Management uses these supplemental measures to evaluate performance period over period and to analyze the underlying trends in the Company’s business and to establish operational goals and forecasts that are used in allocating resources. We expect to compute our non-GAAP financial measures using the same consistent method from quarter to quarter and year to year.

While we believe Adjusted EBITDA is a useful measure for investors, it is not a measurement presented in accordance with United States generally accepted accounting principles, or GAAP. You should not consider Adjusted EBITDA in isolation or as a substitute for net income, cash flows from operations, or any other items calculated in accordance with GAAP. In addition, Adjusted EBITDA has inherent material limitations as a performance measure. It does not include interest expense, because we have borrowed money, interest expense is a necessary element of our costs. In addition, Adjusted EBITDA does not include depreciation and amortization expense. Because we have capital and intangible assets, depreciation and amortization expense is a necessary element of our costs. Adjusted EBITDA also does not include stock-based compensation, which is a necessary element of our costs since we make stock awards to key members of management as an important incentive to maximize overall company performance and as a benefit. Moreover, Adjusted EBITDA does not include taxes, and payment of taxes is a necessary element of our operations. Accordingly, since Adjusted EBITDA excludes these items, it has material limitations as a performance measure. The Company’s management separately monitors capital expenditures, which impact depreciation expense, as well as amortization expense, interest expense, and income tax expense. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

(2)	RSG Acquisition costs reflect all non-recurring charges related to the acquisition (excluding the impact of tax) that are not embedded in other balances of the table. Additional RSG Acquisition costs are included in interest expense, income taxes, depreciation and amortization, and stock-based compensation in the table above.